EXHIBIT 99.1

Sunterra Corporation

NEWS RELEASE

Contact: Nicholas Benson
(407) 532-1244

COURT CONFIRMS SUNTERRA’S PLAN OF REORGANIZATION

ORLANDO, FLORIDA, June 20, 2002. Sunterra Corporation today announced that the United States Bankruptcy Court for the District of Maryland (Baltimore Division) had confirmed Sunterra’s Chapter 11 Plan of Reorganization. The Plan received the support of all of Sunterra’s major creditor groups. Sunterra expects to conclude its arrangements with Merrill Lynch Mortgage Capital, Inc. for a $300 million exit financing facility shortly and will then emerge from the Chapter 11 cases. Sunterra and certain of its subsidiaries filed for reorganization under Chapter 11 on May 31, 2000.

“We are extremely pleased with the results of today’s confirmation hearing and the Court’s action,” said Nick Benson, CEO of Sunterra. “We are gratified by the willingness of our creditors and other parties to address the issues created by our Chapter 11 filing and to facilitate our return to normal operations with a streamlined capital structure and a new business plan,” Mr. Benson added. “We extend our thanks to our customers, vendors, employees, professional advisers and others who supported us in this process.”

“The Jay Alix & Associates team is also very pleased with the successful conclusion to the Sunterra reorganization process,” said Greg Rayburn, Chief Restructuring Officer for Sunterra.

Sunterra Corporation is one of the world’s largest vacation ownership companies, with owner families and resorts in North America, Europe, the Pacific and the Caribbean.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.    Certain statements in this release constitute forward-looking statements subject to the “safe harbor” provisions of the Private Securities Litigation Reform Action of 1995. These forward-looking statements include those regarding the proposed exit financing agreement and Sunterra’s emergence from its Chapter 11 proceedings. Actual results or developments may differ from those provided for in any of the forward-looking statements.